UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 18, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”) approved grants of restricted stock to certain executive officers of the Company, including the following grants to the following named executive officers of the Company: $1,000,000 of shares to J. Boyd Douglas, the Company’s President and Chief Executive Officer; $1,000,000 of shares to David A. Dye, the Company’s Chief Financial Officer, Secretary and Treasurer; $750,000 of shares to Victor S. Schneider, the Company’s Senior Vice President-Corporate and Business Development; and $750,000 of shares to Troy D. Rosser, the Company’s Vice President-Sales. The number of shares of restricted stock granted was calculated based on the closing sales price of CPSI’s common stock on the date of grant, or $60.79 per share. The shares of restricted stock vest in five equal installments of 20% each on each anniversary of the date of grant, commencing on April 18, 2012. The 2005 Restricted Stock Plan (as amended and restated) is attached as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the Company’s form of Restricted Stock Award Agreement under the 2005 Restricted Stock Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 30, 2006.

At a meeting of the Board held on April 18, 2011, the Board approved increases in the annual base salaries of certain of the executive officers of the Company, including the named executive officers, effective April 18, 2011, as follows: a $50,000 increase in the annual base salary of Mr. Douglas; an $80,000 increase in the annual base salary of Mr. Dye; a $50,000 increase in the annual base salary of Mr. Schneider; and a $45,000 increase in the annual base salary of Mr. Rosser. The increase in the base salaries of the executive officers was approved by the Board upon the recommendation of the Compensation Committee.

Additionally, at its meeting on April 18, 2011, the Board, upon the recommendation of the Compensation Committee, adopted a short-term incentive program for 2011 for certain executive officers of the Company (the “2011 Incentive Program”). Under the 2011 Incentive Program, each executive officer of the Company, other than executive officers earning any commission-based compensation, have a short-term incentive cash bonus opportunity based on the achievement of a specified level of financial performance, specifically the Company’s EBITDA (as defined in the 2011 Incentive Program) in 2011 (“2011 EBITDA”) compared to the Company’s EBITDA in 2010 (“2010 EBITDA”). The individual target bonus opportunity for the two named executive officers eligible to participate in the 2011 Incentive Program is 30% of base salary, or $180,000 for Mr. Douglas and $144,000 for Mr. Dye.

Participants in the 2011 Incentive Program will receive 100% of their target award if the Company’s 2011 EBITDA is 105% of 2010 EBITDA, 50% of the target award if the Company achieves a minimum, threshold level of performance (2011 EBITDA reaching 55% of 2010 EBITDA), and a maximum of 150% of the target award for a maximum level of performance (2011 EBITDA equaling or exceeding 155% of 2010 EBITDA). No payments will be made for performance below the specified threshold amount. Payouts between the threshold and maximum will be calculated by the Compensation Committee using straight-line interpolation, as described in the 2011 Incentive Program. The Compensation Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2011 Incentive Program in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the 2011 Incentive Program.

Awards pursuant to the 2011 Incentive Program will be paid solely in cash. In addition, awards pursuant to the 2011 Incentive Program are subject to recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based are restated or otherwise adjusted or in the event that a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company.

The foregoing description of the 2011 Incentive Program does not purport to be complete and is qualified in its entirety by reference to the 2011 Incentive Program, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	2011 Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: April 21, 2011	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	2011 Incentive Program